ColonyCapital

November 8, 2019

CORPORATE OVERVIEW AND SUPPLEMENTAL FINANCIAL REPORT

THIRD QUARTER 2019

Cautionary Statement Regarding Forward-Looking Statements

This presentation may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, and may cause the Company’s actual results to differ significantly from those expressed in any forward-looking statement.

Factors that might cause such a difference include, without limitation, the timing and content of Colony Capital’s strategic plan, including Colony Capital’s ability to continue executing on all or any of Colony Capital’s related initiatives and whether Colony Capital and its stockholders will realize any benefits from such initiatives, whether Colony Capital will enter into a definitive agreement with Colony Credit Real Estate, Inc. (“CLNC”) to internalize its management and transfer Colony Capital’s credit management business to CLNC, our ability to achieve anticipated compensation and administrative cost savings pursuant to the Company’s corporate restructuring and reorganization plan, in the timeframe expected or at all, the Company’s ability to realize anticipated benefits from its strategic initiatives, including the acquisition of DBH, the potential sale of our industrial platform, the acquisition of a Latin American private equity platform, and the formation of certain other investment management platforms, including any impact of such initiatives on our company’s growth and earnings profile, potential impairments, the impact of changes to the Company’s management, employee and organizational structure, including the implementation and timing of CEO succession plans, the Company’s ability to complete a sale of its industrial portfolio, including the related management platform within the timeframe contemplated, or at all, the Company’s use of any proceeds received from a sale of its industrial portfolio if completed, Digital Colony’s ability to complete the pending acquisition of Zayo Group Holdings, Inc. on the terms contemplated or at all, Colony Capital’s liquidity, including its ability to complete sales of non-core investments, whether Colony Capital will be able to maintain its qualification as a real estate investment trust, or REIT, for U.S. federal income tax purposes, the timing of and ability to deploy available capital, the Company’s financial flexibility, including borrowing capacity under its revolving credit facility, Colony Capital's ability to grow its investment management business, the timing, pace of growth and performance of the Company's industrial platform, the performance of the Company's investment in CLNC, Colony Capital’s ability to maintain or create future permanent capital vehicles under its management, the level of the Company’s commitments to its managed vehicles, the timing of and ability to complete additional repurchases of Colony Capital’s stock, Colony Capital’s ability to maintain inclusion and relative performance on the RMZ, Colony Capital’s leverage, including the ability to reduce debt and the timing and amount of borrowings under its credit facility, the ability of the Company to refinance certain mortgage debt on similar terms to those currently existing or at all, increased interest rates and operating costs, whether the Company will maintain or produce higher Core FFO per share (including or excluding gains and losses from sales of certain investments) in the coming quarters, or ever, the impact of any changes to the Company’s management agreements with NorthStar Healthcare Income, Inc. and other managed companies, adverse economic or real estate developments in Colony Capital’s markets, Colony Capital’s failure to successfully operate or lease acquired properties, decreased rental rates, increased vacancy rates or failure to renew or replace expiring leases, increased costs of capital expenditures, defaults on or non-renewal of leases by tenants, the impact of economic conditions on the borrowers of Colony Capital’s commercial real estate debt investments and the commercial mortgage loans underlying its commercial mortgage backed securities, adverse general and local economic conditions, an unfavorable capital market environment, decreased leasing activity or lease renewals, and other risks and uncertainties detailed in our filings with the U.S. Securities and Exchange Commission (“SEC”).

Statements regarding the following subjects, among others, may constitute forward-looking statements: the market, economic and environmental conditions in the Company’s real estate investment sectors; the Company’s business and investment strategy; the Company’s ability to dispose of its real estate investments; the performance of the real estate in which the Company owns an interest; market trends in the Company’s industry, interest rates, real estate values, the debt securities markets or the general economy; actions, initiatives and policies of the U.S. government and changes to U.S. government policies and the execution and impact of these actions, initiatives and policies; the state of the U.S. and global economy generally or in specific geographic regions; the Company’s ability to obtain and maintain financing arrangements, including securitizations; the amount and value of commercial mortgage loans requiring refinancing in future periods; the availability of attractive investment opportunities; the general volatility of the securities markets in which the Company participates; changes in the value of the Company’s assets; the impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters; the Company’s ability to maintain its qualification as a real estate investment trust, or REIT, for U.S. federal income tax purposes; and the Company’s ability to maintain its exemption from registration as an investment company under the Investment Company Act of 1940, as amended.

All forward-looking statements reflect Colony Capital’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Additional information about these and other factors can be found in Colony Capital’s reports filed from time to time with the SEC. Colony Capital cautions investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this presentation. Colony Capital is under no duty to update any of these forward-looking statements after the date of this presentation, nor to conform prior statements to actual results or revised expectations, and Colony Capital does not intend to do so.

This presentation may contain statistics and other data that has been obtained or compiled from information made available by third-party service providers. Colony Capital has not independently verified such statistics or data.

This presentation is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy any securities of Colony Capital. This information is not intended to be indicative of future results. Actual performance of Colony Capital may vary materially.

The appendices herein contain important information that is material to an understanding of this presentation and you should read this presentation only with and in context of the appendices.

Colony Capital | Supplemental Financial Report

Important Note Regarding Non-GAAP Financial Measures

This supplemental package includes certain “non-GAAP” supplemental measures that are not defined by generally accepted accounting principles, or GAAP, including; funds from operations, or FFO; core funds from operations, or Core FFO; net operating income (“NOI”); and pro rata financial information.

FFO: The Company calculates funds from operations (“FFO”) in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, which defines FFO as net income or loss calculated in accordance with GAAP, excluding (i) extraordinary items, as defined by GAAP; (ii) gains and losses from sales of depreciable real estate; (iii) impairment write-downs associated with depreciable real estate; (iv) gains and losses from a change in control in connection with interests in depreciable real estate or in-substance real estate, plus (v) real estate-related depreciation and amortization; and (vi) including similar adjustments for equity method investments. Included in FFO are gains and losses from sales of assets which are not depreciable real estate such as loans receivable, equity method investments, as well as equity and debt securities, as applicable.

Core FFO: The Company computes core funds from operations (“Core FFO”) by adjusting FFO for the following items, including the Company’s share of these items recognized by its unconsolidated partnerships and joint ventures: (i) gains and losses from sales of depreciable real estate within the Other Equity and Debt segment, net of depreciation, amortization and impairment previously adjusted for FFO; (ii) gains and losses from sales of businesses within the Investment Management segment and impairment write-downs associated with the Investment Management segment; (iii) equity-based compensation expense; (iv) effects of straight-line rent revenue and expense; (v) amortization of acquired above- and below-market lease values; (vi) amortization of deferred financing costs and debt premiums and discounts; (vii) unrealized fair value gains or losses on interest rate and foreign currency hedges, and foreign currency remeasurements and realized gains and losses on interest rate hedging instruments existing at the time of the January 2017 merger with remaining terms greater than one year that served as economic hedges for any financing or refinancing of the Company's real estate verticals; (viii) acquisition and merger related transaction costs; (ix) restructuring and merger integration costs; (x) amortization and impairment of finite-lived intangibles related to investment management contracts and customer relationships; (xi) gain on remeasurement of consolidated investment entities and the effect of amortization thereof; (xii) non-real estate depreciation and amortization; (xiii) change in fair value of contingent consideration; and (xiv) tax effect on certain of the foregoing adjustments. Beginning with the first quarter of 2018, the Company’s Core FFO from its interest in Colony Credit Real Estate (NYSE: CLNC) and NorthStar Realty Europe (NYSE: NRE) represented its percentage interest multiplied by CLNC’s Core Earnings and NRE’s Cash Available for Distribution (“CAD”), respectively. Refer to CLNC’s and NRE's respective filings with the SEC for the definition and calculation of Core Earnings and CAD.

FFO and Core FFO should not be considered alternatives to GAAP net income as indications of operating performance, or to cash flows from operating activities as measures of liquidity, nor as indications of the availability of funds for our cash needs, including funds available to make distributions. FFO and Core FFO should not be used as supplements to or substitutes for cash flow from operating activities computed in accordance with GAAP. The Company’s calculations of FFO and Core FFO may differ from methodologies utilized by other REITs for similar performance measurements, and, accordingly, may not be comparable to those of other REITs.

The Company uses FFO and Core FFO as supplemental performance measures because, in excluding real estate depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that captures trends in occupancy rates, rental rates, and operating costs. The Company also believes that, as widely recognized measures of the performance of REITs, FFO and Core FFO will be used by investors as a basis to compare its operating performance with that of other REITs. However, because FFO and Core FFO exclude depreciation and amortization and capture neither the changes in the value of the Company’s properties that resulted from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of its properties, all of which have real economic effect and could materially impact the Company’s results from operations, the utility of FFO and Core FFO as measures of the Company’s performance is limited. FFO and Core FFO should be considered only as supplements to GAAP net income as a measure of the Company’s performance. Additionally, Core FFO excludes the impact of certain fair value fluctuations, which, if they were to be realized, could have a material impact on the Company’s operating performance. The Company also presents Core FFO excluding gains and losses from sales of certain investments as well as its share of similar adjustments for CLNC. The Company believes that such a measure is useful to investors as it excludes periodic gains and losses from sales of investments that are not representative of its ongoing operations.

Colony Capital | Supplemental Financial Report

Important Note Regarding Non-GAAP Financial Measures

NOI: NOI for our real estate segments represents total property and related income less property operating expenses, adjusted for the effects of (i) straight-line rental income adjustments; (ii) amortization of acquired above- and below-market lease adjustments to rental income; and (iii) other items such as adjustments for the Company’s share of NOI of unconsolidated ventures.

The Company believes that NOI is a useful measure of operating performance of its respective real estate portfolios as it is more closely linked to the direct results of operations at the property level. NOI also reflects actual rents received during the period after adjusting for the effects of straight-line rents and amortization of above- and below- market leases; therefore, a comparison of NOI across periods better reflects the trend in occupancy rates and rental rates of the Company’s properties.

NOI excludes historical cost depreciation and amortization, which are based on different useful life estimates depending on the age of the properties, as well as adjust for the effects of real estate impairment and gains or losses on sales of depreciated properties, which eliminate differences arising from investment and disposition decisions. This allows for comparability of operating performance of the Company’s properties period over period and also against the results of other equity REITs in the same sectors. Additionally, by excluding corporate level expenses or benefits such as interest expense, any gain or loss on early extinguishment of debt and income taxes, which are incurred by the parent entity and are not directly linked to the operating performance of the Company’s properties, NOI provides a measure of operating performance independent of the Company’s capital structure and indebtedness. However, the exclusion of these items as well as others, such as capital expenditures and leasing costs, which are necessary to maintain the operating performance of the Company’s properties, and transaction costs and administrative costs, may limit the usefulness of NOI. NOI may fail to capture significant trends in these components of U.S. GAAP net income (loss) which further limits its usefulness.

NOI should not be considered as an alternative to net income (loss), determined in accordance with U.S. GAAP, as an indicator of operating performance. In addition, the Company’s methodology for calculating NOI involves subjective judgment and discretion and may differ from the methodologies used by other comparable companies, including other REITs, when calculating the same or similar supplemental financial measures and may not be comparable with other companies.

NOI before Reserve for Furniture, Fixtures and Equipment Expenditures (“NOI before FF&E Reserve”): For our hospitality real estate segment, NOI before FF&E Reserve represents NOI before the deduction of reserve contributions for the repair, replacement and refurbishment of furniture, fixtures, and equipment ("FF&E"), which are typically 4% to 5% of revenues, and required under certain debt agreements and/or franchise and brand-managed hotel agreements.

Pro-rata: The Company presents pro-rata financial information, which is not, and is not intended to be, a presentation in accordance with GAAP. The Company computes pro-rata financial information by applying its economic interest to each financial statement line item on an investment-by-investment basis. Similarly, noncontrolling interests’ share of assets, liabilities, profits and losses was computed by applying noncontrolling interests’ economic interest to each financial statement line item. The Company provides pro-rata financial information because it may assist investors and analysts in estimating the Company’s economic interest in its investments. However, pro-rata financial information as an analytical tool has limitations. Other equity REITs may not calculate their pro-rata information in the same methodology, and accordingly, the Company’s pro-rata information may not be comparable to such other REITs' pro-rata information. As such, the pro-rata financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP, but may be used as a supplement to financial information as reported under GAAP.

Tenant/operator provided information: The information related to the Company’s tenants/operators that is provided in this presentation has been provided by, or derived from information provided by, such tenants/operators. The Company has not independently verified this information and has no reason to believe that such information is inaccurate in any material respect. The Company is providing this data for informational purposes only.

Colony Capital | Supplemental Financial Report

Note Regarding CLNY Reportable Segments / Consolidated and OP Share of Consolidated Amounts

Colony Capital holds investment interests in six reportable segments: Healthcare Real Estate; Industrial Real Estate; Hospitality Real Estate; CLNC; Other Equity and Debt; and Investment Management.

Healthcare Real Estate
As of September 30, 2019, the consolidated healthcare portfolio consisted of 371 properties (404 buildings): 164 senior housing properties, 106 medical office properties, 89 skilled nursing facilities and 12 hospitals. The Company’s equity interest in the consolidated Healthcare Real Estate segment was approximately 71% as of September 30, 2019. The healthcare portfolio earns rental income from our senior housing, skilled nursing facilities and hospital assets that are under net leases to single tenants/operators and from medical office buildings which are both single tenant and multi-tenant. In addition, we also earn resident fee income from senior housing properties that are managed by operators under a REIT Investment Diversification and Empowerment Act of 2007 (“RIDEA”) structure.

Industrial Real Estate
As of September 30, 2019, the Company's light industrial portfolio and related operating platform are under contract for approximately $5.7 billion. The sale is anticipated to close in the fourth quarter of 2019, subject to customary closing conditions. Accordingly, for all current and prior periods presented, the related assets and liabilities of the industrial segment are presented as assets and liabilities held for sale on the consolidated balance sheet and the related operating results are presented as income from discontinued operations on the consolidated statement of operations. The portfolio of bulk industrial assets is excluded from the light industrial sale agreement, but is still held for sale.

As of September 30, 2019, the consolidated light industrial portfolio consisted of 450 light industrial buildings totaling 57.4 million rentable square feet across 26 major U.S. markets and was 91% leased. The Company’s equity interest in the consolidated light industrial portfolio was approximately 34% as of September 30, 2019 and June 30, 2019. Total third-party capital commitments in the light industrial portfolio were approximately $1.7 billion compared to cumulative balance sheet contributions of $749 million as of September 30, 2019. The light industrial portfolio is composed of and primarily invests in light industrial properties in infill locations in major U.S. metropolitan markets generally targeting multi-tenanted warehouses less than 250,000 square feet.

As of September 30, 2019, the consolidated bulk industrial portfolio consisted of six bulk industrial buildings totaling 4.2 million rentable square feet across five major U.S. markets and was 67% leased. The Company's equity interest in the consolidated bulk industrial portfolio was approximately 51%, or $72 million, with the other 49% owned by third-party capital, which is managed by the Company's industrial operating platform.

Hospitality Real Estate
As of September 30, 2019, the consolidated hospitality portfolio consisted of 158 properties: 88 select service properties, 66 extended stay properties and 4 full service properties. The Company’s equity interest in the consolidated Hospitality Real Estate segment was approximately 94% as of September 30, 2019. The hospitality portfolio consists primarily of premium branded select service hotels and extended stay hotels located mostly in major metropolitan markets, of which a majority are affiliated with top hotel brands. The select service hospitality portfolio referred to as the THL Hotel Portfolio, which the Company acquired through consensual transfer during the third quarter 2017, is not included in the Hospitality Real Estate segment and is included in the Other Equity and Debt segment.

Colony Credit Real Estate, Inc. (“CLNC”)
Colony Credit Real Estate, Inc. is a commercial real estate credit REIT, externally managed by the Company, with $5.6 billion in assets and $2.2 billion in GAAP book equity value as of September 30, 2019. The Company owns 48.0 million shares and share equivalents, or 36%, of CLNC and earns an annual base management fee of 1.5% on stockholders’ equity (as defined in the CLNC management agreement, which was recently amended) and an incentive fee of 20% of CLNC’s Core Earnings over a 7% hurdle rate.

Other Equity and Debt
The Company owns a diversified group of strategic and non-strategic real estate and real estate-related debt and equity investments. Strategic investments include investments for which the Company acts as a general partner and/or manager (“GP Co-Investments”) and receives various forms of investment management economics on the related third-party capital. Non-strategic investments are composed of those investments the Company does not intend to own for the long term including other real estate equity including the THL Hotel Portfolio and the Company’s interest in Albertsons; real estate debt; net leased assets; and multiple classes of commercial real estate (“CRE”) securities.

Investment Management
The Company’s Investment Management segment includes the business and operations of managing capital on behalf of third-party investors through closed and open-end private funds, traded and non-traded real estate investment trusts and registered investment companies.

Throughout this presentation, consolidated figures represent the interest of both the Company (and its subsidiary Colony Capital Operating Company or the “CLNY OP”) and noncontrolling interests. Figures labeled as CLNY OP share represent the Company’s pro-rata share.

Colony Capital | Supplemental Financial Report

Table of Contents

Colony Capital | Supplemental Financial Report	5

I. Corporate Overview – Colony Capital Today

Colony Capital, Inc. (NYSE: CLNY) is a leading global investment management firm with assets under management of $53 billion, including the management of $14 billion of digital real estate through Digital Bridge, and an owner/operator of significant holdings in commercial real estate assets

- Global brand spans 21 locations in 13 countries
- Experienced and aligned senior management team
- $100Bn+ invested over 27 years in 20+ countries
- Proven acquisition platform with:
  - Global presence, but local market expertise
  - Heritage of first mover advantage
  - Proprietary access to transactions and relationships
  - Disciplined underwriting standards

AT A GLANCE

1991
Founded

13
Countries

$53Bn
Assets Under Management[1]

$22Bn
Fee Earning Equity Under Management[1]

$0.44
Annualized Dividend per Share

Notes:
(1) As of September 30, 2019.

Colony Capital | Supplemental Financial Report	6

I. Corporate Overview – Colony Capital 2.0

In July 2019, Colony Capital combined with Digital Bridge Holdings, the premier investment manager dedicated to digital real estate, for $329 million of cash and OP unit consideration, which will reposition Colony to become the leading platform for digital real estate and infrastructure

- Driven by powerful themes like 5G, AI and cloud services, listed digital real estate equities have significantly outperformed traditional real estate and the broader equity indices over the past decade and are positioned for continued, strong secular growth for at least the next 15 to 20 years
- Digital Bridge provides the team, track record and operational expertise required to capitalize on this sustainable trend and deliver meaningful value for CLNY shareholders
- Colony's balance sheet and substantial liquidity levers give us the tools to accomplish the transformation and fuel growth
- CLNY stock will become a unique investment opportunity powered by direct investments in high growth digital assets managed by a best-in-class team, paired with a focused digital equity and credit investment management business and related GP co-investment, affording shareholders free participation in fees and promote, rather than being charged fees and promote

Colony 2.0
High growth digital investments with secular tailwinds
+
Best–in–class, focused investment management
Value Proposition:
Simple, unique and compelling

Colony Capital | Supplemental Financial Report	7

I. Corporate Overview – Current Business Overview

Colony Capital has currently significant holdings in commercial real estate, most of which is complementary to its investment management business

REAL ESTATE VERTICALS: ~$14Bn Colony Balance Sheet Interest

GLOBAL HEALTHCARE

$3.7Bn PORTFOLIO[1]

Colony Interest: 71%
Senior Housing, Medical Office Buildings, Skilled Nursing Facilities, and Hospitals

HOSPITALITY

COURTYARD

$3.8Bn PORTFOLIO[1]

Colony Interest: 94%
Extended Stay and Premium-Branded Select Service Hotels

INDUSTRIAL

$1.7Bn PORTFOLIO[1]

Colony Interest: 34%[(2)]
Light Industrial portfolio under contract to sell for $1.9Bn (at-share), which would result in net sale proceeds of approximately $1.2Bn

CLNC and GLOBAL EQUITY & DEBT

$4.8Bn PORTFOLIO[1]

Colony Interest: Various %
Includes interests in CLNC, GP co-investments and other real estate equity & debt

INVESTMENT MANAGEMENT: ~$39Bn Third Party Assets Under Management

Digital Bridge - $13.8Bn

- Digital infrastructure assets including cell towers, small cells, fiber and data centers
- Manages six portfolio companies through separate partnerships
- Manages $4Bn Digital Colony Partners Fund I, which owns four companies

Other Institutional Funds - $10.6Bn

- Real Estate Credit
- Opportunistic Real Estate
- Other co-investment vehicles
- Colony Industrial Fund (to be dissolved upon pending sale of industrial portfolio)

Public Vehicles - $3.5Bn

- External manager of Colony Credit Real Estate, an NYSE listed REIT

Retail - $3.4Bn

- Primarily NorthStar Healthcare Income

Affiliates (REIM) - $8.0Bn

- Minority interests in other real estate investment management platforms
- Primarily RXR Realty

Notes:
(1) Represents pro rata undepreciated carrying value of assets as of September 30, 2019 ($1.5 billion for light industrial portfolio and $0.2 billion for bulk industrial portfolio).
(2) The Company's interest in light industrial portfolio is 34% and in the bulk industrial portfolio is 51%.

Colony Capital | Supplemental Financial Report	8

I. Corporate Overview – Healthcare Real Estate Vertical

Diversified and scaled portfolio; balance sheet portfolio synergistic with ~$3Bn AUM Healthcare non-traded REIT managed by CLNY

Consolidated Key Stats as of 9/30/19

Property Count	371 (404 Buildings)
Beds / Units	~22,100
MOB Total SF	3.8MM
3Q19 Consolidated NOI	$71MM
Sr. Housing - Operating Occupancy	85.3%
MOB Occupancy	82.2%
NNN Rent Coverage	1.4x
% of NOI - NNN	60%
CLNY Ownership	71%

Geographic Overview (% of 3Q19 NOI)

WA: 3%
OR: 6%
ID: 1%
CA: 5%
HI: <1%
UT: <1%
AZ: 1%
CO: 3%
NM: <1%
NE: <1%
KS: <1%
OK: 1%
TX: 7%
MN: 1%
MO: <1%
AR: <1%
LA: 2%
MS: <1%
IL: 10%
IN: 10%
MI: 1%
OH: 6%
KY: 1%
TN: 1%
AL: 1%
GA: 6%
FL: 9%
SC: 1%
NC: 3%
VA: 1%
PA: 7%
MA: <1%
UK: 14%

Sub-Sector Composition [1,2]

Hospital 4%
MOB 18%
RIDEA
NNN
Senior Housing 42%
SNF 36%
Approximately 47% of senior housing facilities by NOI are net leased

Revenue Mix [1,2]

Medicare 9%
Medicaid 30%
Private Pay 61%

NNN Rent Coverage [1,3]

>1.5x 22%
<1.0x 20%
1.0x-1.5x 58%

Notes:
(1) Data as of September 30, 2019 unless otherwise noted.
(2) Based on NOI for the quarter ended September 30, 2019, at CLNY share.
(3) Overall percentages are weighted by June 30, 2019 trailing twelve month NOI exposure in each category.

Colony Capital | Supplemental Financial Report	9

I. Corporate Overview – Industrial Real Estate Vertical

Entered into definitive agreements for the sale of the Company's light industrial portfolio, including the related operating platform, for an aggregate $5.7 billion, which is anticipated to result in net cash sale proceeds of approximately $1.2 billion representing a net cash gain of approximately $450 million

Consolidated Key Stats as of 9/30/19

	Light	Bulk
Buildings	450	6
Rentable SF	57.4MM	4.2MM
3Q19 Consolidated NOI	$63MM	$3MM
Leased	90.9%	67.4%
WALT (years)	3.9	11.5
CLNY Ownership	34%	51%

Geographic Overview (% of 3Q19 NOI)

Seattle: 3%
Portland: <1%
Minneapolis: 6%
Reno: 1%
Salt Lake City: 3%
Las Vegas: 3%
Denver: 2%
Kansas City: 3%
St. Louis: 2%
Chicago: 7%
Central PA: 3%
Philadelphia/ New Jersey: 12%
Baltimore: 5%
San Francisco: 4%
Central Valley: <1%
Los Angeles: <1%
Phoenix: 6%
Dallas: 12%
Austin: 1%
Houston: 3%
San Antonio: 1%
Atlanta: 12%
Jacksonville: 3%
Orlando: 6%
Tampa: 1%

Tenant Type [1,2]

Local
10
Regional
12
International
34
National
44

Tenant Use [1,2]

Office
1%
Retail/Showroom
1%
Other
1%
Manufacturing
19%
Distribution/
Warehouse
78%

Tenant Industry [1,2]

Other
9%
Media & Information
5%
Health & Science
7%
Wholesale Trade
9%
Professional, Scientific and Technical Services
9%
Manufacturing
17%
Warehousing & Transportation
44%

Notes:
* The sale is anticipated to close in the fourth quarter of 2019, subject to customary closing conditions.
(1) Represents light industrial portfolio data only.
(2) Tenant Type, Use and Industry data based on % of total leased square feet for the quarter ended September 30, 2019.

Colony Capital | Supplemental Financial Report	10

I. Corporate Overview – Hospitality Real Estate Vertical

Attractive select service portfolio with strong cash flow profile and leading operator relationships

Consolidated Key Stats as of 9/30/19

Hotels	158
Keys	20,788
3Q19 Consolidated NOI before FF&E Reserve	$77MM
3Q19 Occupancy	78.8%
3Q19 ADR	$131
3Q19 RevPAR	$103
3Q19 NOI Margin	35%
CLNY Ownership	94%

Geographic Overview (% of 3Q19 NOI before FF&E Reserve)

WA: 6%
CA: 17%
AZ: 1%
CO: 4%
NM: 1%
TX: 10%
OK: <1%
LA: 1%
IL: 2%
MI: 4%
OH: 1%
KY: 2%
TN: 2%
AL: 1%
GA: 3%
FL: 6%
NC: 5%
VA: 5%
PA: 3%
NY: 8%
NH: 5%
ME: 1%
MA: 4%
CT: 3%
NJ: 8%
MD: 2%

Hotel Type [1]

Full Service 5%
Extended Stay 38%
Select Service 57%

Brand [1]

Hyatt 4%
IHG 1%
Hilton 17%
78% Marriott

Chain Scale [1]

Upper Midscale 10%
Upper Upscale 3%
Upscale 87%

Notes:
(1) Based on room count.

Colony Capital | Supplemental Financial Report	11

I. Corporate Overview – Colony Credit Real Estate (CLNC)

Real estate credit REIT, externally managed by CLNY, with $5.6 billion of assets and $2.2 billion of net book value

Key Stats as of 9/30/19	
Monthly Dividend / Share [1]	$0.10
Annualized Dividend / Share [1]	$1.20
Total At-Share Assets [2]	$5.6Bn
Book Equity Value [2]	$2.2Bn
Debt-to-Asset Ratio [3]	56%
Net Debt-to-Equity Ratio [4]	1.4x
CLNY Ownership	36%

- During the third quarter 2019, CLNC bifurcated its assets into a portfolio of core investments ("Core Portfolio") and a portfolio of legacy, non-strategic investments to advance its strategic plan to focus on key real estate credit investments and asset management competencies
- In conjunction with its focus on its Core Portfolio, CLNC meaningfully reduced the book value of its non-strategic assets to better reflect its market value and reset its annualized dividend from $1.74 per share to $1.20 per share, which is now fully covered by in place Core Earnings from its Core Portfolio alone

Core Portfolio - Investment Type [5]

Preferred equity & other loans 7%
Mezzanine loans 6%
CRE debt securities 8%
Senior mortgage loans 53%
Net lease real estate 26%

Legacy Non-Strategic Portfolio - Investment Type [5]

Net lease real estate 7%
PE interests 2%
Preferred equity <1%
Mezzanine loans 8%
Other real estate 63%
Senior mortgage loans 20%

Notes:
(1) Based on November 2019 declared monthly dividend of $0.10 per share.
(2) Represents assets and GAAP book equity value at CLNC share as of September 30, 2019. Includes noncontrolling interest in operating partnership and excludes noncontrolling interest in investment entities.
(3) Debt-to-asset ratio based on total outstanding secured debt agreements (UPB) at CLNC share divided by total assets at CLNC share as of September 30, 2019.
(4) Represents CLNC's share of total outstanding secured debt agreements (UPB) less unrestricted cash at CLNC share divided by total shareholders' equity as of September 30, 2019; shareholders' equity includes noncontrolling interest in operating partnership and excludes noncontrolling interest in investment entities.
(5) Based on carrying values at CLNC share as of September 30, 2019 and Core Portfolio excludes one real estate hotel asset which CLNC has executed a purchase and sale agreement for its sale with closing expected in the fourth quarter 2019.

Colony Capital | Supplemental Financial Report	12

I. Corporate Overview – Other Equity and Debt

Total $2.8Bn Assets and $1.6Bn Net Equity; Non-Strategic OED totals $1.7Bn of assets and $0.9Bn of net equity, which will be monetized in near term to simplify the balance sheet and generate capital for strategic initiatives

Selected Assets

Tolka Loan Portfolio – Strategic
(Dublin, Ireland)

One California Plaza – Strategic
(Los Angeles)

COURTYARD

THL Hotel Portfolio – Non-Strategic
(U.S., Nationwide)

Asset Type [1]

Net Lease
5%
Real Estate
Equity
34%
GP Co-
Invest
42%
PE Secondaries, CRE
Securities and Other
4%
Real Estate Debt
15%

Strategy Type [2]

Non-Strategic
58%
Strategic
42%
Majority of OED assets viewed as non-strategic – plan to monetize in near-term

Notes:
(1) Based on total undepreciated carrying value of equity of $1.6 billion as of September 30, 2019.
(2) Based on undepreciated carrying value of equity of non-strategic and strategic investments of $0.9 billion and $0.7 billion, respectively, as of September 30, 2019.

Colony Capital | Supplemental Financial Report	13

I. Corporate Overview – Investment Management

Diversified sources of third party capital across multiple product offerings and asset classes within real estate

$39.3Bn AUM
$22.4Bn FEEUM
$8.0
$3.9
$3.0
$3.5
$1.4
$3.4
$7.0
$10.6
$13.8
$7.1

Digital Bridge Holdings ("DBH")

- On July 25, 2019, the Company, acquired DBH, the premier investment manager dedicated to the next generation of mobile and internet connectivity

Institutional Funds

- Includes Credit, Core-Plus / Value-Add, Opportunistic, Colony Industrial Fund and Colony Latam Partners

REIM Platforms/Affiliates

- Includes interests in RXR Realty and American Healthcare Investors

Public Vehicle(1)

- External manager of Colony Credit Real Estate

Retail

- Primarily NorthStar Healthcare (non-traded REIT)

Colony Capital | Supplemental Financial Report	14

I. Corporate Overview – Digital Bridge Holdings

Colony combined with Digital Bridge Holdings (DBH), a leading global investment manager of digital infrastructure assets including cell towers, small cells, fiber and data centers

- Colony now operates and manages >350,000 sites, > 5,000 route miles of dense metro fiber, and >35 data centers globally representing $14 billion of AUM and $7 billion of FEEUM including the $4 billion Digital Colony Partners I (DCP) fund
  - Ten portfolio companies globally including Andean Telecom Partners, DataBank, ExteNet Systems, Mexico Tower Partners, Vantage Data Centers, Vertical Bridge, Digita, Aptum, Beanfield, FreshWave Group
  - DCP under definitive agreement to acquire Zayo Group Holdings, Inc., a leading provider of communications infrastructure services, for $14.3 billion, in partnership with EQT Partners (shareholder approval received)

Tower Assets				Small Cell & Fiber Assets		Data Center / Hosting / Fiber	Enterprise Fiber	Enterprise Data Centers	Hyper Scale Data Centers
MTP	verticalbridge	atp	DIGITA	exteNet	FreshWave Group	aptum	beanfield	DATABANK	VANTAGE
2013	2014	2016	2018	2015	2018	2019	2019	2016	2017
~2,100 active sites ~4,600 total sites[1]	~4,600 active sites ~266,000 total sites[1]	~2,300 active sites ~39,000 total sites[1]	592 tower sites 630 total sites[1]	~30,000 nodes[2] ~420 networks[2] 3,000+ route miles fiber[2]	~3,500 nodes[2] ~150 networks[2]	14 data centers ~2,100 route miles	541 on-net locations ~220 route miles	15 data centers	9 data centers

Leading digital real estate investment management firm

Notes: All figures as of September 30,2019, except otherwise noted.
(1) For MTP, Vertical Bridge and ATP, "active sites" represents owned and other revenue generating sites, while "total sites" includes other sites on which the company has marketing/management rights; for Digita, "total sites" includes certain micro data centers and IoT sites.
(2) Includes contracted and in construction ("CIC") networks.

Colony Capital | Supplemental Financial Report	15

IIa. Financial Overview - Summary Metrics

($ and shares in thousands, except per share data and as noted; as of or for the three months ended September 30, 2019, unless otherwise noted) (Unaudited)
Financial Data
Net income (loss) attributable to common stockholders	$(554,953)
Net income (loss) attributable to common stockholders per basic share	(1.16)
Core FFO(1)	101,601
Core FFO per basic share	0.19
Q4 2019 dividend per share	0.11
Annualized Q4 2019 dividend per share	0.44

Balance Sheet, Capitalization and Trading Statistics
Total consolidated assets	$22,123,994
CLNY OP share of consolidated assets	14,618,345
Total consolidated debt(2)	10,998,210
CLNY OP share of consolidated debt(2)	7,580,173
Shares and OP units outstanding as of September 30, 2019(3)	540,401
Shares and OP units outstanding as of November 5, 2019(3)	540,398
Share price as of November 5, 2019	5.48
Market value of common equity & OP units as of November 5, 2019	2,961,381
Liquidation preference of perpetual preferred equity	1,436,605
Insider ownership of shares and OP units as of November 5, 2019	9.4%
Total Assets Under Management ("AUM")	$ 53.3 billion
Fee Earning Equity Under Management ("FEEUM")	$ 22.4 billion

Notes:
In evaluating the information presented throughout this presentation see the appendices to this presentation for definitions and reconciliations of non-GAAP financial measures to GAAP measures.

(1)	Third quarter 2019 Core FFO included net losses of $4.4 million.

(2)	Represents principal balance and excludes debt issuance costs, discounts and premiums.

(3)	Includes 21.5 million operating company units issued on July 25, 2019 for the acquisition of Digital Bridge Holdings.

Colony Capital | Supplemental Financial Report	16

IIb. Financial Overview - Summary of Segments

($ in thousands; as of or for the three months ended September 30, 2019, unless otherwise noted)	Consolidated amount	CLNY OP share of consolidated amount
Healthcare Real Estate
Q3 2019 net operating income(1)(2)	$71,284	$50,586
Annualized net operating income	285,136	202,161
Investment-level non-recourse financing(3)	2,953,705	2,108,463

Industrial Real Estate
Q3 2019 net operating income(2)	66,791	23,018
Annualized net operating income	267,164	92,072
Investment-level non-recourse financing(3)	2,149,494	762,316

Hospitality Real Estate
Q3 2019 NOI before FF&E Reserve(2)	77,388	72,667
TTM NOI before FF&E Reserve(4)	283,035	266,593
Investment-level non-recourse financing(3)	2,659,615	2,488,740

Notes:

(1)
NOI includes $1.0 million consolidated or $0.7 million CLNY OP share of interest earned related to $54 million consolidated or $38 million CLNY OP share carrying value of healthcare real estate development loans. This interest income is in the Interest Income line item on the Company’s Statement of Operations for the three months ended September 30, 2019.

(2)	For a reconciliation of net income/(loss) attributable to common stockholders to NOI, please refer to the appendix to this presentation.

(3)	Represents unpaid principal balance.

(4)	TTM = trailing twelve month.

Colony Capital | Supplemental Financial Report	17

IIb. Financial Overview - Summary of Segments (cont’d)

($ in thousands except as noted; as of or for the three months ended September 30, 2019, unless otherwise noted)	Consolidated amount	CLNY OP share of consolidated amount
CLNC
Net carrying value of 36% interest	$731,306	$731,306
Other Equity and Debt (1)
1) Strategic Investments
a) GP co-investments - net carrying value	1,909,472	662,808
2) Net lease real estate equity
a) Q3 2019 net operating income	1,092	1,088
b) Investment-level non-recourse financing(2)	104,821	104,198
3) Other real estate equity
a) Undepreciated carrying value of real estate assets(3)	1,889,675	946,562
b) Investment-level non-recourse financing(2)	1,278,448	638,835
c) Carrying value - equity method investments (including Albertsons)	317,465	238,031
4) Real estate debt
a) Carrying value - consolidated(4)	290,547	207,626
b) Investment-level non-recourse financing(2)	—	—
c) Carrying value - equity method investments	15,130	10,061
d) Carrying value - real estate assets (REO within debt portfolio) and other(3)	45,397	26,029
5) CRE securities and real estate PE fund investments
a) Carrying value		65,387
Investment Management
Third-party AUM ($ in millions)		39,311
FEEUM ($ in millions)(5)		22,411
Q3 2019 fee revenue and REIM platform equity method earnings(6)		116,393
Net Assets
Cash and cash equivalents, restricted cash and other assets(7)	1,239,317	985,125
Accrued and other liabilities and dividends payable(8)	852,330	716,974
Net assets	$386,987	$268,151

Notes:

(1)	Includes assets classified as held for sale on the Company’s financial statements.

(2)	Represents unpaid principal balance.

(3)	Includes all components related to real estate assets, including tangible real estate and lease-related intangibles, and excludes accumulated depreciation.

(4)	Excludes $54 million consolidated or $38 million CLNY OP share carrying value of healthcare real estate development loans.

(5)
Subsequent to the third quarter 2019, the Company and CLNC revised the terms of the management agreement in connection with CLNC's portfolio bifurcation and related impairments, which will result in the reduction of the fee base by accumulated unrealized provisions for loan losses and real estate impairments. Such reduction will be effective during the fourth quarter 2019 and result in the decrease of the Company's FEEUM to $2.2 billion.

(6)
The Company acquired Digital Bridge Holdings on July 25, 2019 and recognized incremental fee revenue of $14 million for the period between July 26, 2019 through September 30, 2019. Fee revenue also includes a $43 million termination fee and $22 million incentive fee resulting from the termination of the Company’s management agreement with NRE. Refer to page 44 for additional details.

(7)
Other assets excludes $4 million consolidated and CLNY OP share of deferred financing costs and $40 million consolidated or $22 million CLNY OP share of restricted cash which is included in the undepreciated carrying value of the hotel portfolio in Other Real Estate Equity shown on page 39.

(8)
Accrued and other liabilities exclude $37 million consolidated and CLNY OP share of deferred tax liabilities and other liabilities which are not due in cash and $121 million of derivative liability which is included in the debt of Other GP Co-investments shown on page 38.

Colony Capital | Supplemental Financial Report	18

IIIa. Financial Results - Consolidated Balance Sheet

($ in thousands, except per share data) (unaudited)	As of September 30, 2019
Assets
Cash and cash equivalents	$455,330
Restricted cash	257,435
Real estate, net	9,722,420
Loans receivable, net	1,454,199
Equity and debt investments	2,291,121
Goodwill	1,374,809
Deferred leasing costs and intangible assets, net	438,365
Assets held for sale	5,560,203
Other assets	516,964
Due from affiliates	53,148
Total assets	$22,123,994
Liabilities
Debt, net	$8,666,108
Accrued and other liabilities	923,432
Intangible liabilities, net	95,502
Liabilities related to assets held for sale	2,334,643
Due to affiliates	36,285
Dividends and distributions payable	86,588
Total liabilities	12,142,558
Commitments and contingencies
Redeemable noncontrolling interests	5,987
Equity
Stockholders’ equity:
Preferred stock, $0.01 par value per share; $1,436,605 liquidation preference; 250,000 shares authorized; 57,464 shares issued and outstanding	1,407,495
Common stock, $0.01 par value per share
Class A, 949,000 shares authorized; 487,018 shares issued and outstanding	4,871
Class B, 1,000 shares authorized; 734 shares issued and outstanding	7
Additional paid-in capital	7,538,356
Distributions in excess of earnings	(3,307,886)
Accumulated other comprehensive income	20,888
Total stockholders’ equity	5,663,731
Noncontrolling interests in investment entities	3,855,334
Noncontrolling interests in Operating Company	456,384
Total equity	9,975,449
Total liabilities, redeemable noncontrolling interests and equity	$22,123,994

Colony Capital | Supplemental Financial Report	19

IIIb. Financial Results - Noncontrolling Interests’ Share Balance Sheet

($ in thousands, except per share data) (unaudited)	As of September 30, 2019
Assets
Cash and cash equivalents	$123,988
Restricted cash	56,965
Real estate, net	2,385,067
Loans receivable, net	700,377
Equity and debt investments	606,469
Deferred leasing costs and intangible assets, net	68,770
Assets held for sale	3,472,738
Other assets	91,275
Total assets	$7,505,649
Liabilities
Debt, net	$1,998,072
Accrued and other liabilities	135,356
Intangible liabilities, net	29,100
Liabilities related to assets held for sale	1,481,800
Total liabilities	3,644,328
Commitments and contingencies
Redeemable noncontrolling interests	5,987
Equity
Stockholders’ equity:
Preferred stock, $0.01 par value per share; $1,436,605 liquidation preference; 250,000 shares authorized; 57,464 shares issued and outstanding	—
Common stock, $0.01 par value per share
Class A, 949,000 shares authorized; 487,018 shares issued and outstanding	—
Class B, 1,000 shares authorized; 734 shares issued and outstanding	—
Additional paid-in capital	—
Distributions in excess of earnings	—
Accumulated other comprehensive income	—
Total stockholders’ equity	—
Noncontrolling interests in investment entities	3,855,334
Noncontrolling interests in Operating Company	—
Total equity	3,855,334
Total liabilities, redeemable noncontrolling interests and equity	$7,505,649

Colony Capital | Supplemental Financial Report	20

IIIc. Financial Results - Consolidated Segment Operating Results

	Three Months Ended September 30, 2019
($ in thousands) (unaudited)	Healthcare	Industrial	Hospitality	CLNC	Other Equity and Debt	Investment Management	Amounts not allocated to segments	Total
Revenues
Property operating income	$135,017	$—	$218,265	$—	$108,873	$—	$—	$462,155
Interest income	956	—	—	—	38,734	101	446	40,237
Fee income	—	—	—	—	—	111,854	—	111,854
Other income	118	—	113	—	3,530	32,248	2,240	38,249
Total revenues	136,091	—	218,378	—	151,137	144,203	2,686	652,495
Expenses
Property operating expense	66,042	—	141,235	—	67,074	—	—	274,351
Interest expense	46,029	—	40,641	—	27,428	1,585	14,351	130,034
Investment and servicing expense	1,009	—	1,728	—	8,211	259	1,889	13,096
Transaction costs	—	—	—	—	—	100	—	100
Placement fees	—	—	—	—	—	64	—	64
Depreciation and amortization	38,998	—	36,133	—	17,152	65,219	1,503	159,005
Provision for loan loss	—	—	—	—	17,233	—	—	17,233
Impairment loss	92,885	—	31,555	—	53,459	387,000	—	564,899
Compensation expense
Cash and equity-based compensation	1,753	—	1,643	—	3,330	58,337	21,980	87,043
Carried interest and incentive compensation	—	—	—	—	—	10,846	—	10,846
Administrative expenses	784	—	15	—	2,574	3,163	15,477	22,013
Total expenses	247,500	—	252,950	—	196,461	526,573	55,200	1,278,684
Other income (loss)
Gain on sale of real estate assets	833	—	—	—	7,391	—	—	8,224
Other gain (loss), net	(2,544)	—	(37)	—	(1,709)	51,346	(91,618)	(44,562)
Equity method earnings	—	—	—	7,979	35,587	3,211	—	46,777
Equity method earnings—carried interest	—	—	—	—	—	(474)	—	(474)
Income (loss) before income taxes	(113,120)	—	(34,609)	7,979	(4,055)	(328,287)	(144,132)	(616,224)
Income tax benefit (expense)	566	—	244	—	(1,105)	(9,384)	(289)	(9,968)
Income (loss) from continuing operations	(112,554)	—	(34,365)	7,979	(5,160)	(337,671)	(144,421)	(626,192)
Income (loss) from discontinued operations	—	38,981	—	—	—	21,369	—	60,350
Net income (loss)	(112,554)	38,981	(34,365)	7,979	(5,160)	(316,302)	(144,421)	(565,842)
Net income (loss) attributable to noncontrolling interests:
Redeemable noncontrolling interests	—	—	—	—	364	—	—	364
Investment entities	(21,790)	27,728	(3,194)	—	13,108	(682)	—	15,170
Operating Company	(8,001)	990	(2,812)	702	(1,640)	(27,787)	(15,012)	(53,560)
Net income (loss) attributable to Colony Capital, Inc.	(82,763)	10,263	(28,359)	7,277	(16,992)	(287,833)	(129,409)	(527,816)
Preferred stock dividends	—	—	—	—	—	—	27,137	27,137
Net income (loss) attributable to common stockholders	$(82,763)	$10,263	$(28,359)	$7,277	$(16,992)	$(287,833)	$(156,546)	$(554,953)

Colony Capital | Supplemental Financial Report	21

IIId. Financial Results - Noncontrolling Interests’ Share Segment Operating Results

	Three Months Ended September 30, 2019
($ in thousands) (unaudited)	Healthcare	Industrial	Hospitality		CLNC	Other Equity and Debt	Investment Management	Amounts not allocated to segments	Total
Revenues				—
Property operating income	$37,999	$—	$14,174		$—	$54,276	$—	$—	$106,449
Interest income	290	—	—		—	24,893	—	—	25,183
Fee income	—	—	—		—	—	—	—	—
Other income	35	—	4		—	1,968	—	—	2,007
Total revenues	38,324	—	14,178		—	81,137	—	—	133,639
Expenses
Property operating expense	18,229	—	8,905		—	31,994	—	—	59,128
Interest expense	13,108	—	2,576		—	13,014	—	—	28,698
Investment and servicing expense	287	—	95		—	3,681	—	—	4,063
Transaction costs	—	—	—		—	—	—	—	—
Placement fees	—	—	—		—	—	—	—	—
Depreciation and amortization	11,235	—	2,351		—	9,860	—	—	23,446
Provision for loan loss	—	—	—		—	4,648	—	—	4,648
Impairment loss	19,898	—	3,444		—	21,849	—	—	45,191
Compensation expense
Cash and equity-based compensation	32	—	—		—	1,364	—	—	1,396
Carried interest and incentive compensation	—	—	—		—	—	—	—	—
Administrative expenses	218	—	—		—	1,391	1	—	1,610
Total expenses	63,007	—	17,371		—	87,801	1	—	168,180
Other income (loss)
Gain on sale of real estate assets	248	—	—		—	4,956	—	—	5,204
Other gain (loss), net	(772)	—	(1)		—	1,518	—	—	745
Equity method earnings (losses)	—	—	—		—	14,837	81		14,918
Equity method earnings—carried interest	—	—	—		—	—	(351)	—	(351)
Income (loss) before income taxes	(25,207)	—	(3,194)		—	14,647	(271)	—	(14,025)
Income tax benefit (expense)	178	—	—		—	(1,175)	—	—	(997)
Net income (loss)	(25,029)	—	(3,194)		—	13,472	(271)	—	(15,022)
Income (loss) from discontinued operations	—	27,728	—		—	—	—	—	27,728
Non-pro rata allocation of income (loss) to NCI	3,239	—	—		—	—	(411)	—	2,828
Net income (loss) attributable to noncontrolling interests	$(21,790)	$27,728	$(3,194)		$—	$13,472	$(682)	$—	$15,534

Colony Capital | Supplemental Financial Report	22

IIIe. Financial Results - Segment Reconciliation of Net Income to FFO & Core FFO

	Three Months Ended September 30, 2019
	OP pro rata share by segment								Amounts attributable to noncontrolling interests	CLNY consolidated as reported
($ in thousands) (Unaudited)	Healthcare	Industrial	Hospitality	CLNC	Other Equity and Debt	Investment Management	Amounts not allocated to segments	Total OP pro rata share
Net income (loss) attributable to common stockholders	$(82,763)	$10,263	$(28,359)	$7,277	$(16,992)	$(287,833)	$(156,546)	$(554,953)	$—	$(554,953)
Net income (loss) attributable to noncontrolling common interests in Operating Company	(8,001)	990	(2,812)	702	(1,640)	(27,787)	(15,012)	(53,560)	—	(53,560)
Net income (loss) attributable to common interests in Operating Company and common stockholders	(90,764)	11,253	(31,171)	7,979	(18,632)	(315,620)	(171,558)	(608,513)	—	(608,513)
Adjustments for FFO:
Real estate depreciation and amortization	28,758	4,212	33,782	9,298	8,226	1,722	—	85,998	30,617	116,615
Impairment of real estate	72,987	—	28,111	—	31,610	—	—	132,708	45,192	177,900
Gain from sales of real estate	(585)	(1,569)	—	—	(2,463)	—	—	(4,617)	(8,311)	(12,928)
Less: Adjustments attributable to noncontrolling interests in investment entities	—	—	—	—	—	—	—	—	(67,498)	(67,498)
FFO	$10,396	$13,896	$30,722	$17,277	$18,741	$(313,898)	$(171,558)	$(394,424)	$—	$(394,424)
Additional adjustments for Core FFO:
(Gains) and losses from sales of depreciable real estate within the Other Equity and Debt segment, net of depreciation, amortization and impairment previously adjusted for FFO(1)	—	—	—	—	(39,299)	—	—	(39,299)	(660)	(39,959)
(Gains) and losses from sales of businesses within the Investment Management segment and impairment write-downs associated with the Investment Management segment	—	—	—	—	—	387,000	—	387,000	—	387,000
CLNC Core Earnings & NRE Cash Available for Distribution adjustments(2)	—	—	—	(2,804)	7,867	—	—	5,063	—	5,063
Equity-based compensation expense	607	696	606	1,058	684	3,815	4,124	11,590	—	11,590
Straight-line rent revenue and expense	2,451	(1,227)	280	—	(901)	278	(107)	774	(1,240)	(466)
Amortization of acquired above- and below-market lease values, net	(1,562)	(358)	—	(261)	(58)	—	—	(2,239)	(1,330)	(3,569)
Amortization of deferred financing costs and debt premiums and discounts	2,412	519	3,646	120	2,508	92	1,740	11,037	5,121	16,158
Unrealized fair value losses on interest rate and foreign currency hedges, and foreign currency remeasurements and realized gains and losses on interest rate hedging instruments existing at the time of the January 2017 merger with remaining terms greater than one year that served as economic hedges for any financing or refinancing of the Company's real estate verticals	1,797	—	—	894	(587)	8	91,487	93,599	(277)	93,322
Acquisition and merger-related transaction costs	—	—	—	—	—	101	—	101	—	101
Restructuring and merger integration costs(3)	—	1,021	—	—	10	13,297	4,222	18,550	42	18,592
Amortization and impairment of investment management intangibles	—	—	—	—	—	65,158	—	65,158	—	65,158
Non-real estate depreciation and amortization	—	30	—	—	3	45	1,503	1,581	7	1,588
Gain on consolidation of equity method investment	—	—	—	—	—	(51,400)	—	(51,400)	—	(51,400)
Tax effect of Core FFO adjustments, net	—	(234)	—	—	(2)	(4,286)	(968)	(5,490)	(10)	(5,500)
Less: Adjustments attributable to noncontrolling interests in investment entities	—	—	—	—	—	—	—	—	(1,653)	(1,653)
Core FFO	$16,101	$14,343	$35,254	$16,284	$(11,034)	$100,210	$(69,557)	$101,601	$—	$101,601

Notes:

(1)	Net of $47.4 million consolidated or $41.8 million CLNY OP share of depreciation, amortization and impairment charges previously adjusted to calculate FFO.

(2)
Represents adjustments to align the Company’s Core FFO with CLNC’s definition of Core Earnings and NRE’s definition of Cash Available for Distribution (“CAD”) to reflect the Company’s percentage interest in the respective company’s earnings.

(3)
Restructuring and merger integration costs primarily represent costs and charges incurred as a result of the corporate restructuring and reorganization plan announced in November 2018. Also included to a lesser degree are costs and charges related to the implementation of our strategic plan including the sale of the Industrial business. These integration and restructuring costs are not reflective of the Company’s core operating performance and the Company does not expect to incur these costs subsequent to the completion of the corporate restructuring and reorganization plan and the strategic plan. The majority of these costs consist of severance, employee costs of those separated or scheduled for separation, system integration and lease terminations.

Colony Capital | Supplemental Financial Report	23

IVa. Capitalization - Overview

($ in thousands; except per share data; as of September 30, 2019, unless otherwise noted)		Consolidated amount	CLNY OP share of consolidated amount

Debt (UPB)
$750,000 Revolving credit facility		$184,200	$184,200
Convertible/exchangeable senior notes		616,105	616,105
Corporate aircraft promissory note		35,622	35,622
Trust Preferred Securities ("TruPS")		280,117	280,117
Investment-level debt:
Healthcare		2,953,705	2,108,463
Industrial		2,149,494	762,316
Hospitality		2,659,615	2,488,740
Other Equity and Debt		2,119,352	1,104,610
Total investment-level debt		9,882,166	6,464,129
Total debt		$10,998,210	$7,580,173

Perpetual preferred equity, redemption value
Total perpetual preferred equity			$1,436,605

Common equity as of November 5, 2019	Price per share	Shares / Units
Class A and B common stock	$5.48	487,749	$2,672,865
OP units(1)	5.48	52,649	288,517
Total market value of common equity			$2,961,382

Total market capitalization			$11,978,160

Notes:

(1)	Includes 21.5 million operating company units issued on July 25, 2019 for the acquisition of Digital Bridge Holdings.

Colony Capital | Supplemental Financial Report	24

IVb. Capitalization - Investment-Level Debt Overview

($ in thousands; as of or for the three months ended September 30, 2019, unless otherwise noted)
Non-recourse investment-level debt overview
		Consolidated	CLNY OP share of consolidated amount
	Fixed / Floating	Unpaid principal balance	Unpaid principal balance	Wtd. avg. years remaining to maturity	Wtd. avg. interest rate(1)
Healthcare	Fixed	$405,980	$285,039	5.4	4.5%
Healthcare	Floating	2,547,725	1,823,424	3.9	5.6%
Light Industrial(2)	Fixed	1,588,045	532,917	8.8	3.8%
Light Industrial(2)	Floating	326,449	109,549	4.4	3.4%
Bulk Industrial	Floating	235,000	119,850	4.4	4.0%
Hospitality	Fixed	13,388	13,054	1.9	12.7%
Hospitality	Floating	2,646,227	2,475,686	3.3	5.1%
Other Equity and Debt
Net lease real estate equity	Fixed	104,821	104,198	3.7	5.0%
Other real estate equity	Fixed	55,831	15,979	3.4	2.6%
Other real estate equity	Floating	1,222,617	622,856	3.0	4.6%
GP Co-investments	Floating	734,864	361,334	2.2	3.7%
GP Co-investments	Fixed	1,219	243	3.8	2.4%
Total investment-level debt		$9,882,166	$6,464,129	4.0	5.0%

Fixed / Floating Summary
Fixed		$2,169,284	$951,430
Floating		7,712,882	5,512,699
Total investment-level debt		$9,882,166	$6,464,129

Notes:

(1)	Based on 1-month LIBOR of 2.02% and 3-month LIBOR of 2.09% for floating rate debt.

(2)
$300 million consolidated or $101 million CLNY OP share of Light Industrial floating rate (LIBOR plus 135bps) term debt is categorized as fixed rate debt to reflect interest rate swaps resulting in an effective fixed rate of 3.50%.

Colony Capital | Supplemental Financial Report	25

IVc. Capitalization - Revolving Credit Facility Overview

($ in thousands, except as noted; as of September 30, 2019)
Revolving credit facility
Maximum principal amount	$750,000
Amount outstanding	184,200
Initial maturity	January 11, 2021
Fully-extended maturity	January 10, 2022
Interest rate	LIBOR + 2.25%

Financial covenants as defined in the Credit Agreement:	Covenant level
Consolidated Tangible Net Worth	Minimum $4,550 million
Consolidated Fixed Charge Coverage Ratio(1)	Minimum 1.30 to 1.00
Interest Coverage Ratio(2)	Minimum 3.00 to 1.00
Consolidated Leverage Ratio	Maximum 0.65 to 1.00

Company status: As of September 30, 2019, CLNY is meeting all required covenant threshold levels

Notes:

(1)	In the event the Fixed Charge Coverage Ratio is between 1.50 and 1.30 to 1.00, the borrowing base formula will be discounted by 10%.

(2)
Interest Coverage Ratio represents the ratio of the sum of (1) earnings from borrowing base assets and (2) certain investment management earnings divided by the greater of (a) actual interest expense on the revolving credit facility and (b) the average balance of the facility multiplied by 7.0% for the applicable quarter.

Colony Capital | Supplemental Financial Report	26

IVd. Capitalization - Corporate Securities Overview

($ in thousands; except per share data; as of September 30, 2019, unless otherwise noted)
Convertible/exchangeable debt
Description	Outstanding principal	Final due date(1)	Interest rate	Conversion price (per share of common stock)	Conversion ratio	Conversion shares
5.0% Convertible senior notes	$200,000	April 15, 2023	5.00% fixed	$15.76	63.4700	12,694
3.875% Convertible senior notes	402,500	January 15, 2021	3.875% fixed	16.57	60.3431	24,288
5.375% Exchangeable senior notes	13,605	June 15, 2033	5.375% fixed	12.04	83.0837	1,130
Total convertible debt	$616,105

TruPS
Description	Outstanding principal	Final due date	Interest rate
Trust I	$41,240	March 30, 2035	3M L + 3.25%
Trust II	25,780	June 30, 2035	3M L + 3.25%
Trust III	41,238	January 30, 2036	3M L + 2.83%
Trust IV	50,100	June 30, 2036	3M L + 2.80%
Trust V	30,100	September 30, 2036	3M L + 2.70%
Trust VI	25,100	December 30, 2036	3M L + 2.90%
Trust VII	31,459	April 30, 2037	3M L + 2.50%
Trust VIII	35,100	July 30, 2037	3M L + 2.70%
Total TruPS	$280,117

Perpetual preferred stock
Description	Liquidation preference	Shares outstanding (In thousands)	Callable period
Series B 8.25% cumulative redeemable perpetual preferred stock	$152,855	6,114	Callable
Series E 8.75% cumulative redeemable perpetual preferred stock	250,000	10,000	Callable
Series G 7.5% cumulative redeemable perpetual preferred stock	86,250	3,450	Callable
Series H 7.125% cumulative redeemable perpetual preferred stock	287,500	11,500	On or after April 13, 2020
Series I 7.15% cumulative redeemable perpetual preferred stock	345,000	13,800	On or after June 5, 2022
Series J 7.125% cumulative redeemable perpetual preferred stock	315,000	12,600	On or after September 22, 2022
Total preferred stock	$1,436,605	57,464

Notes:

(1)
Callable at principal amount only if CLNY common stock has traded at least 130% of the conversion price for 20 of 30 consecutive trading days: on or after April 22, 2020, for the 5.0% convertible senior notes; on or after January 22, 2019, for the 3.875% convertible senior notes; and on or after on or after June 15, 2020, for the 5.375% exchangeable senior notes.

Colony Capital | Supplemental Financial Report	27

IVe. Capitalization - Debt Maturity and Amortization Schedules

($ in thousands; as of September 30, 2019)		Payments due by period(1)
Consolidated debt	Fixed / Floating	2019	2020	2021	2022	2023 and after	Total
$750,000 Revolving credit facility	Floating	$—	$—	$—	$184,200	$—	$184,200
Convertible/exchangeable senior notes	Fixed	—	—	402,500	—	213,605	616,105
Corporate aircraft promissory note	Fixed	549	2,243	2,359	2,480	27,991	35,622
TruPS	Floating	—	—	—	—	280,117	280,117
Investment-level debt:
Healthcare	Fixed	—	6,809	8,083	9,068	382,020	405,980
Healthcare(2)	Floating	32,323	97,396	280,202	3,504	2,134,300	2,547,725
Light Industrial(3)	Fixed	213	5,825	2,690	6,735	1,572,582	1,588,045
Light Industrial(3)	Floating	—	—	—	1	326,448	326,449
Bulk Industrial	Floating	—	—	—	—	235,000	235,000
Hospitality	Fixed	—	—	13,388	—	—	13,388
Hospitality	Floating	—	132,250	207,177	1,630,000	676,800	2,646,227
Other Equity and Debt	Fixed	11,615	13,134	35,106	19,114	82,902	161,871
Other Equity and Debt	Floating	6,919	244,210	253,407	1,020,298	432,647	1,957,481
Total consolidated debt		$51,619	$501,867	$1,204,912	$2,875,400	$6,364,412	$10,998,210

Pro rata debt	Fixed / Floating	2019	2020	2021	2022	2023 and after	Total
$750,000 Revolving credit facility	Floating	$—	$—	$—	$184,200	$—	$184,200
Convertible/exchangeable senior notes	Fixed	—	—	402,500	—	213,605	616,105
Corporate aircraft promissory note	Fixed	549	2,243	2,359	2,480	27,991	35,622
TruPS	Floating	—	—	—	—	280,117	280,117
Investment-level debt:
Healthcare	Fixed	—	4,781	5,675	6,366	268,217	285,039
Healthcare(2)	Floating	26,239	74,020	224,827	2,451	1,495,887	1,823,424
Light Industrial(3)	Fixed	72	1,955	903	2,260	527,727	532,917
Light Industrial(3)	Floating	—	—	—	—	109,549	109,549
Bulk Industrial	Floating	—	—	—	—	119,850	119,850
Hospitality	Fixed	—	—	13,054	—	—	13,054
Hospitality	Floating	—	132,250	201,998	1,464,639	676,799	2,475,686
Other Equity and Debt	Fixed	3,538	4,808	26,736	6,610	78,728	120,420
Other Equity and Debt	Floating	2,306	82,965	228,038	523,108	147,773	984,190
Total pro rata debt		$32,704	$303,022	$1,106,090	$2,192,114	$3,946,243	$7,580,173
Notes:

(1)	Based on initial maturity dates or extended maturity dates to the extent criteria are met and the extension option is at the borrower’s discretion.

(2)	Proforma for refinancing of a £212 million healthcare loan with a fully extended five-year term subsequent to the third quarter 2019.

(3)
$300 million consolidated or $101 million CLNY OP share of Light Industrial floating rate (LIBOR plus 135bps) term debt is categorized as fixed rate debt to reflect interest rate swaps resulting in an effective fixed rate of 3.50%.

Colony Capital | Supplemental Financial Report	28

Va. Healthcare Real Estate - Summary Metrics and Operating Results

($ in thousands; as of or for the three months ended September 30, 2019, unless otherwise noted)	Consolidated amount	CLNY OP share of consolidated amount(1)
Net operating income
Net operating income:
Senior Housing - Operating	$15,612	$11,085
Medical Office Buildings	12,923	9,149
Triple-Net Lease:
Senior Housing(2)	14,103	10,013
Skilled Nursing Facilities	25,477	18,089
Hospitals	3,169	2,250
Total net operating income	$71,284	$50,586

Portfolio overview	Total number of properties	Capacity	% Occupied(3)	TTM Lease Coverage(4)	WA Remaining Lease Term
Senior Housing - Operating	83	6,388 units	85.3%	N/A	N/A
Medical Office Buildings	106	3.8 million sq. ft.	82.2%	N/A	4.6
Triple-Net Lease:
Senior Housing	81	4,231 units	80.5%	1.2x	11.0
Skilled Nursing Facilities	89	10,601 beds	82.5%	1.2x	5.7
Hospitals	12	872 beds	58.3%	2.7x	9.4
Total	371

Same store financial/operating results related to the segment
	% Occupied(3)		TTM Lease Coverage(4)		NOI(5)
	Q3 2019	Q2 2019	6/30/2019	3/31/2019	Q3 2019	Q2 2019	% Change
Senior Housing - Operating	85.3%	84.8%	N/A	N/A	$15,611	$16,469	(5.2)%
Medical Office Buildings	82.2%	82.1%	N/A	N/A	12,923	13,481	(4.1)%
Triple-Net Lease:
Senior Housing	80.5%	80.9%	1.2x	1.3x	14,097	15,284	(7.8)%
Skilled Nursing Facilities	82.5%	83.3%	1.2x	1.2x	23,398	24,219	(3.4)%	(5)
Hospitals	58.3%	63.4%	2.7x	2.4x	3,169	4,984	(36.4)%	(5)
Total					$69,198	$74,437	(7.0)%
Notes:

(1)	CLNY OP Share represents Consolidated NOI multiplied by CLNY OP's interest of 71% as of September 30, 2019.

(2)
NOI includes $1.0 million consolidated or $0.7 million CLNY OP share of interest earned related to $54 million consolidated or $38 million CLNY OP share carrying value of healthcare real estate development loans. This interest income is in the Interest Income line item on the Company’s Statement of Operations for the three months ended September 30, 2019. For a reconciliation of net income/(loss) attributable to common stockholders to NOI, please refer to the appendix to this presentation.

(3)
Occupancy % for Senior Housing - Operating represents average of the presented quarter, MOB’s is as of last day in the quarter and for Triple-Net Lease represents average of the prior quarter. Occupancy represents real estate property operator’s patient occupancy for all types except MOB.

(4)
Represents the ratio of the tenant's/operator's EBITDAR to cash rent payable to the Company's Healthcare Real Estate segment on a trailing twelve month basis. Refer to Important Notes Regarding Non-GAAP Financial Measures and Definitions pages in this presentation for additional information regarding the use of tenant/operator EBITDAR.

(5)
Third quarter 2019 same store net operating income included a $1.6 million consolidated, or $1.2 million CLNY OP share, one-time write-off of a certain tenant rent receivable in the Hospitals portfolio and second quarter 2019 same store net operating income included a $0.9 million consolidated, or $0.7 million CLNY OP share, one-time recovery of a certain tenant rent receivable in the Skilled Nursing Facilities portfolio. Excluding these one-time items from same store NOI, the healthcare same store portfolio sequential quarter to quarter comparable net operating income would have decreased (3.7)%.

Colony Capital | Supplemental Financial Report	29

Vb. Healthcare Real Estate - Portfolio Overview

(As of or for the three months ended September 30, 2019, unless otherwise noted)
Triple-Net Lease Coverage(1)		% of Triple-Net Lease TTM NOI as of June 30, 2019
June 30, 2019 TTM Lease Coverage	# of Leases	Senior Housing	Skilled Nursing Facilities & Hospitals	% Triple-Net Lease NOI	WA Remaining Lease Term
Less than 0.99x	6	6%	14%	20%	6 yrs
1.00x - 1.09x	1	—%	11%	11%	7 yrs
1.10x - 1.19x	1	4%	—%	4%	8 yrs
1.20x - 1.29x	1	—%	12%	12%	9 yrs
1.30x - 1.39x	3	22%	9%	31%	11 yrs
1.40x - 1.49x	—	—%	—%	—%	—
1.50x and greater	4	2%	20%	22%	4 yrs
Total / W.A.	16	34%	66%	100%	8 yrs

Revenue Mix(2)	June 30, 2019 TTM
	Private Pay	Medicare	Medicaid
Senior Housing - Operating	86%	4%	10%
Medical Office Buildings	100%	—%	—%
Triple-Net Lease:
Senior Housing	63%	—%	37%
Skilled Nursing Facilities	27%	20%	53%
Hospitals	14%	42%	44%
W.A.	61%	9%	30%

Notes:

(1)
Represents the ratio of the tenant's/operator's EBITDAR to cash rent payable to the Company's Healthcare Real Estate segment on a trailing twelve month basis. Refer to Important Notes Regarding Non-GAAP Financial Measures and Definitions pages in this presentation for additional information regarding the use of tenant/operator EBITDAR. Represents leases with EBITDAR coverage in each listed range. Excludes interest income associated with triple-net lease senior housing and hospital types. Caring Homes (U.K.) lease (EBITDAR) coverage includes additional collateral provided by the operator.

(2)
Revenue mix represents percentage of revenues derived from private, Medicare and Medicaid payor sources. The payor source percentages for the hospital category excludes two operating partners, whom do not track or report payor source data and totals approximately one-third of NOI in the hospital category. Overall percentages are weighted by NOI exposure in each category.

Colony Capital | Supplemental Financial Report	30

Vb. Healthcare Real Estate - Portfolio Overview (cont’d)

($ in thousands; as of or for the three months ended September 30, 2019, unless otherwise noted)
Top 10 Geographic Locations by NOI
	Number of properties	NOI
United Kingdom	45	$9,596
Indiana	55	7,186
Illinois	35	6,764
Florida	25	6,450
Pennsylvania	8	5,022
Texas	29	4,546
Oregon	31	4,413
Georgia	21	4,188
Ohio	14	4,158
California	12	3,689
Total	275	$56,012

Top 10 Operators/Tenants by NOI
	Property Type/Primary Segment	Number of properties	NOI	% Occupied	TTM Lease Coverage	WA Remaining Lease Term
Senior Lifestyle	Sr. Housing / RIDEA	60	$12,589	87.0%	N/A	N/A
Caring Homes (U.K.)(1)	Sr. Housing / NNN	45	9,596	86.0%	1.4x	14 yrs
Sentosa	SNF / NNN	8	5,022	83.0%	1.2x	9 yrs
Wellington Healthcare	SNF / NNN	10	4,236	90.0%	1.0x	7 yrs
Millers	SNF / NNN	28	3,990	70.0%	1.8x	N/A
Frontier	Sr. Housing / RIDEA / NNN	20	3,432	81.0%	N/A	N/A
Opis	SNF / NNN	11	2,880	92.0%	1.4x	4 yrs
Consulate	SNF / NNN	10	2,377	90.0%	1.1x	8 yrs
Avanti Hospital Systems	Hospital	3	2,361	55.0%	4.5x	8 yrs
Carillon	Sr. Housing / NNN	6	2,085	50.0%	0.9x	8 yrs
Total		201	$48,568

Notes:

(1)	Caring Homes (U.K.) lease (EBITDAR) coverage includes additional collateral provided by the operator.

Colony Capital | Supplemental Financial Report	31

VIa. Industrial Real Estate - Summary Metrics and Operating Results

($ in thousands; as of or for the three months ended September 30, 2019, unless otherwise noted)	Consolidated amount(1)	CLNY OP share of consolidated amount(1)
Net operating income
Light Industrial	$63,326	$21,251
Bulk Industrial	3,465	1,767
Total Industrial	$66,791	$23,018

Portfolio overview	Light	Bulk	Total
Total number of buildings	450	6	456
Rentable square feet (thousands)	57,403	4,183	61,586
% leased at end of period	90.9%	67.4%
Average remaining lease term	3.9	11.5

Light industrial same store financial/operating results	Q3 2019	Q2 2019	% Change
Same store number of buildings	311	311	—
% leased at end of period	95.0%	94.5%	0.5%
NOI	$43,110	$42,217	2.1%

Notes:
* As of September 30, 2019, the Company's light industrial portfolio and related operating platform are under contract for approximately $5.7 billion. The sale is anticipated to close in the fourth quarter of 2019, subject to customary closing conditions. Accordingly, for all current and prior periods presented, the related assets and liabilities of the industrial segment are presented as assets and liabilities held for sale on the consolidated balance sheet and the related operating results are presented as income from discontinued operations on the consolidated statement of operations. The portfolio of bulk industrial assets is excluded from the light industrial sale agreement, but is still held for sale.

(1)
CLNY OP Share represents Consolidated NOI multiplied by CLNY OP's light industrial portfolio interest of 34% and bulk industrial portfolio interest of 51% as of September 30, 2019. For a reconciliation of net income/(loss) attributable to common stockholders to NOI, please refer to the appendix to this presentation.

Colony Capital | Supplemental Financial Report	32

VIb. Industrial Real Estate - Portfolio Overview

($ in thousands; as of or for the three months ended September 30, 2019, unless otherwise noted)
Top 10 Geographic Locations by NOI - Light Industrial Portfolio	Number of buildings	Rentable square feet (thousands)	NOI	% leased at end of period
Atlanta	54	6,979	$7,722	98.5%
Dallas	63	6,982	7,611	96.9%
Chicago	37	5,128	4,536	88.9%
Northern New Jersey	41	2,261	4,404	97.9%
Orlando	23	3,575	3,760	81.6%
Minneapolis	18	2,814	3,545	96.2%
Phoenix	24	2,988	3,828	98.6%
Baltimore	23	2,956	3,428	95.1%
Philadelphia	24	3,109	3,194	89.3%
Jacksonville	13	2,305	1,974	92.0%
Total / W.A.	320	39,097	$44,002	93.9%

Top 10 Tenant Base by Industry - Light Industrial Portfolio
Industry	Total leased square feet (thousands)	% of total
Warehousing & Transportation	22,689	43.6%
Manufacturing	9,009	17.3%
Professional, Scientific & Technical Services	4,864	9.3%
Wholesale Trade	4,776	9.2%
Health & Science	3,563	6.8%
Media & Information	2,612	5.0%
Construction & Contractors	2,192	4.2%
Retail Trade	1,610	3.1%
Entertainment & Recreation	686	1.3%
Public Administration & Government	84	0.2%
Total	52,085	100.0%

Notes:
* As of September 30, 2019, the Company's light industrial portfolio and related operating platform are under contract for approximately $5.7 billion. The sale is anticipated to close in the fourth quarter of 2019, subject to customary closing conditions. Accordingly, for all current and prior periods presented, the related assets and liabilities of the industrial segment are presented as assets and liabilities held for sale on the consolidated balance sheet and the related operating results are presented as income from discontinued operations on the consolidated statement of operations. The portfolio of bulk industrial assets is excluded from the light industrial sale agreement, but is still held for sale.

Colony Capital | Supplemental Financial Report	33

VIIa. Hospitality Real Estate - Summary Metrics and Operating Results

($ in thousands; as of or for the three months ended September 30, 2019, unless otherwise noted)		CLNY OP share of consolidated amount(1)
NOI before FF&E Reserve	Consolidated amount
NOI before FF&E Reserve:
Select Service	$40,143	$37,694
Extended Stay	34,195	32,109
Full Service	3,050	2,864
Total NOI before FF&E Reserve(2)	$77,388	$72,667

Portfolio overview by type
	Number of hotels	Number of rooms	Avg. qtr. % occupancy	Avg. daily rate (ADR)	RevPAR	Q3 2019 NOI before FF&E Reserve	NOI before FF&E Reserve margin
Select service	88	11,886	76.2%	$124	$95	$40,143	34.1%
Extended stay	66	7,936	83.5%	137	114	34,195	39.6%
Full service	4	966	74.1%	159	118	3,050	21.2%
Total / W.A.	158	20,788	78.8%	$131	$103	$77,388	35.4%

Same store financial/operating results related to the segment by brand
	Avg. qtr. % occupancy		Avg. daily rate (ADR)		RevPAR		NOI before FF&E Reserve
Brand	Q3 2019	Q3 2018	Q3 2019	Q3 2018	Q3 2019	Q3 2018	Q3 2019	Q3 2018	% Change
Marriott	77.4%	77.8%	$130	$130	$101	$101	$57,006	$57,238	(0.4)%
Hilton	83.7%	84.8%	133	132	111	112	15,380	13,587	13.2%	(3)
Other	86.6%	85.4%	139	139	120	118	4,835	4,614	4.8%
Total / W.A.	79.0%	79.4%	$131	$131	$104	$104	$77,221	$75,439	2.4%

Notes:

(1)	CLNY OP Share represents Consolidated NOI before FF&E Reserve multiplied by CLNY OP's interest of 94% as of September 30, 2019.

(2)
Q3 2019 FF&E reserve was $9.4 million consolidated or $8.8 million CLNY OP share. For a reconciliation of net income/(loss) attributable to common stockholders to NOI please refer to the appendix to this presentation.

(3)	Third quarter 2019 NOI included a one-time $1.6 million benefit from the reversal of property taxes that were accrued prior to 2018.

Colony Capital | Supplemental Financial Report	34

VIIb. Hospitality Real Estate - Portfolio Overview

($ in thousands; as of September 30, 2019, unless otherwise noted)
Top 10 Geographic Locations by NOI before FF&E Reserve	Number of hotels	Number of rooms	Number of rooms-select service	Number of rooms-extended stay	Number of rooms-full service	NOI before FF&E Reserve
California	18	2,254	1,243	1,011	—	$13,011
Texas	26	2,939	1,661	1,278	—	7,335
New Jersey	12	1,884	718	942	224	6,527
New York	8	1,010	710	300	—	5,977
Washington	5	664	160	504	—	4,792
Florida	12	2,065	1,187	291	587	4,420
New Hampshire	6	662	339	323	—	3,747
North Carolina	7	981	831	150	—	3,505
Virginia	9	1,183	920	263	—	3,444
Michigan	6	809	601	208	—	3,300
Total / W.A.	109	14,451	8,370	5,270	811	$56,058

Colony Capital | Supplemental Financial Report	35

VIIIa. CLNC

($ in thousands, except as noted and per share data; as of September 30, 2019, unless otherwise noted)	Consolidated amount	CLNY OP share of consolidated amount
Colony Credit Real Estate, Inc. (NYSE: CLNC)
CLNY OP interest in CLNC as of November 5, 2019	36.4%	36.4%
CLNC shares beneficially owned by OP and common stockholders	48.0 million	48.0 million
CLNC share price as of November 5, 2019	$14.20	$14.20
Total market value of CLNC shares	$680,705	$680,705
Net carrying value - CLNC	$731,306	$731,306

Colony Capital | Supplemental Financial Report	36

IX. Other Equity and Debt Summary

($ in thousands; as of September 30, 2019)	Consolidated amount		CLNY OP share of consolidated amount
	Assets	Equity	Assets	Equity
Strategic GP co-investments(1)	$2,766,121	$1,909,472	$1,144,949	$662,808

Non-Strategic(1)
Other real estate equity	2,207,140	928,693	1,184,593	545,757
Net lease real estate equity	185,148	80,326	184,126	79,928
Real estate debt	351,074	351,074	243,716	243,716
CRE securities and real estate PE fund investments	65,387	65,387	65,387	65,387
Non-Strategic Subtotal	2,808,749	1,425,480	1,677,822	934,788

Other Equity and Debt Total	$5,574,870	$3,334,952	$2,822,771	$1,597,596

Notes:

(1)
For consolidated real estate equity assets, amounts include all components related to real estate assets, including tangible real estate and lease-related intangibles, and excludes accumulated depreciation, and for all other assets, amounts represent carrying value of investments.

Colony Capital | Supplemental Financial Report	37

IXa. Other Equity and Debt - Strategic Investments

($ in thousands, except as noted and per share data; as of September 30, 2019, unless otherwise noted)	Consolidated amount	CLNY OP share of consolidated amount
CLNY's GP Co-investments in CDCF IV and CDCF V Investments
Assets - carrying value(1)	$1,985,428	$374,424
Debt - UPB	494,628	120,120
Net carrying value	$1,490,800	$254,304

NBV by Geography:
U.S.	28.3%	20.7%
Europe	71.7%	79.3%
Total	100.0%	100.0%

Other GP Co-investments (2)
Assets - carrying value(3)(4)	$780,693	$770,525
Debt - UPB(4)	362,021	362,021
Net carrying value	$418,672	$408,504

Notes:

(1)	$741 million consolidated or $116 million CLNY OP share of assets are classified as Loans Receivable on the Company's balance sheet.

(2)
Other GP co-investments represents: i) seed investments in certain registered investment companies sponsored by the Company, ii) investments in the general partnership of third party real estate operators primarily to seed investment commitments with their limited partners for which the Company will receive its share of earnings and incentive fees, or iii) general partnership capital in a fund or investment.

(3)	$360 million consolidated and CLNY OP share of assets are classified as Loans Receivable on the Company's balance sheet.

(4)	Debt includes $121 million of derivative liability with a corresponding derivative asset in Other GP Co-investments Assets above.

Colony Capital | Supplemental Financial Report	38

IXb. Other Equity and Debt - Net Lease and Other Real Estate Equity

($ in thousands; as of September 30, 2019, unless otherwise noted)
Net Lease Real Estate Equity	Number of buildings	Rentable square feet (thousands)	Consolidated amount	CLNY OP share of consolidated amount	% leased at end of period	Weighted average remaining lease term
			NOI	NOI
U.S. office	3	674	$1,092	$1,088	85.7%	5.1
Total / W.A.	3	674	$1,092	$1,088	85.7%	5.1

Other Real Estate Equity	Number of buildings	Rentable square feet (thousands)	Consolidated amount	CLNY OP share of consolidated amount	% leased at end of period	Weighted average remaining lease term
			Undepreciated carrying value	Undepreciated carrying value
U.S.:
Office	3	366	$64,453	$61,362	67.1%	4.6
Hotel(1)	89	N/A	1,213,864	669,101	73.0%	N/A

Europe:
Office	15	533	72,235	36,117	76.1%	11.8
Mixed / Retail	115	3,381	539,123	179,982	51.4%	4.5
Total / W.A.	222	4,280	$1,889,675	$946,562	55.8%	5.4

Unconsolidated joint ventures (Other RE Equity)
Preferred equity:
Multifamily			$128,894	$128,894

Equity & Other:
Albertsons			89,129	44,565
Residential Land			70,700	35,830
Other			28,742	28,742
Total			$317,465	$238,031

Notes:

(1)	Includes $40 million consolidated or $22 million CLNY OP share of restricted cash.

Colony Capital | Supplemental Financial Report	39

IXc. Other Equity and Debt - Real Estate Debt

($ in thousands, except as noted; as of September 30, 2019, unless otherwise noted)
Portfolio Overview(1)
	Consolidated amount	CLNY OP share of consolidated amount
Non-PCI loans(2)
Carrying value - consolidated	$290,547	$207,626
Carrying value - equity method investments	14,156	9,087
		.
PCI loans(2)
Carrying value - consolidated	—	—
Carrying value - equity method investments	974	974

Other
Carrying value - real estate assets (REO)	45,397	26,029

Total Portfolio
Carrying value - consolidated	290,547	207,626
Carrying value - equity method investments	15,130	10,061
Carrying value - real estate assets (REO)	45,397	26,029
Non-recourse investment-level financing (UPB)	—	—

Notes:

(1)	Excludes $54 million consolidated or $38 million CLNY OP share carrying value of healthcare real estate development loans.

(2)	Strategic Non-PCI and PCI loans that are classified as Loans Receivable on the Company's balance sheet are categorized within GP co-investments in this supplemental financial presentation.

Colony Capital | Supplemental Financial Report	40

IXc. Other Equity and Debt - Real Estate Debt (cont’d)

($ in thousands; as of or for the three months ended September 30, 2019, unless otherwise noted)
Non-strategic real estate debt by loan type(1)
	Consolidated amount	CLNY OP share of consolidated amount
	Net carrying amount	Net carrying amount	Weighted average yield	Weighted average maturity in years
Non-PCI loans(2)
Fixed rate
First mortgage loans	$33,988	$16,994	—%	0.7
Second mortgage loans / B-notes	174,878	98,240	9.4%	1.9
Mezzanine loans	59,819	57,256	—%	1.7
Corporate	27,618	27,618	8.1%	7.3
Total fixed rate non-PCI loans	296,303	200,108	5.8%	2.5

Variable rate
First mortgage loans	42,394	42,394	8.9%	1.2
Total variable rate non-PCI loans	42,394	42,394	8.9%	1.2

Total non-PCI loans	338,697	242,502
Allowance for loan losses	(48,150)	(34,876)
Total non-PCI loans, net of allowance for loan losses	290,547	207,626

PCI loans(2)
Mezzanine loans	3,671	3,671
Total PCI loans	3,671	3,671
Allowance for loan losses	(3,671)	(3,671)
Total PCI loans, net of allowance for loan losses	—	—

Total loans receivable, net of allowance for loan losses	$290,547	$207,626

Notes:

(1)	Excludes $54 million consolidated or $38 million CLNY OP share carrying value of healthcare real estate development loans.

(2)	Strategic Non-PCI and PCI loans that are classified as Loans Receivable on the Company's balance sheet are categorized within GP co-investments in this supplemental financial presentation.

Colony Capital | Supplemental Financial Report	41

IXc. Other Equity and Debt - Real Estate Debt (cont’d)

($ in thousands; as of or for the three months ended September 30, 2019, unless otherwise noted)
Non-strategic real estate debt by collateral type(1)
	Consolidated amount	CLNY OP share of consolidated amount
	Net carrying amount	Net carrying amount	Weighted average yield	Weighted average maturity in years
Non-PCI Loans(2)
Retail	$102,213	$99,650	3.8%	1.5
Office	137,112	68,556	13.5%	2.3
Land	23,604	11,802	—%	0.7
Corporate	27,618	27,618	8.1%	7.3
Total non-PCI loans, net of allowance for loan losses	290,547	207,626	7.4%	2.5

Total loans receivable, net of allowance for loan losses	$290,547	$207,626

Notes:

(1)	Excludes $54 million consolidated or $38 million CLNY OP share carrying value of healthcare real estate development loans.

(2)	Strategic Non-PCI and PCI loans that are classified as Loans Receivable on the Company's balance sheet are categorized within GP co-investments in this supplemental financial presentation.

Colony Capital | Supplemental Financial Report	42

IXd. Other Equity and Debt - CRE Securities and Real Estate PE Fund Interests

($ in thousands; as of September 30, 2019)
Portfolio Overview	Carrying Value
Deconsolidated CDO bonds	$59,953
Real estate PE fund interests	5,434

Colony Capital | Supplemental Financial Report	43

Xa. Investment Management - Summary Metrics

($ in thousands, except as noted; as of September 30, 2019)
Fee Revenue	CLNY OP Share
Digital Bridge Holdings(1)	$13,434
Institutional funds	13,602
Colony Credit Real Estate (NYSE:CLNC)	11,269
NorthStar Realty Europe (NYSE:NRE)(2)	68,364
Retail companies	5,185
Non-wholly owned REIM platforms (equity method earnings)	4,539
Total reported fee revenue and REIM platform equity method earnings	$116,393
Operating Results
Revenues
Total fee revenue and REIM earnings of investments in unconsolidated ventures	$116,393
Interest Income and Other Income(3)	32,349
Expenses
Interest expense	1,585
Investment and servicing expense	259
Transaction costs	100
Placement fees	64
Depreciation and amortization(4)	65,219
(Recovery of) impairment loss(5)	387,000
Compensation expense
Cash and equity-based compensation(3)	58,337
Carried interest and incentive compensation	10,846
Administrative expenses	3,162
Total expenses	526,572
Other gain (loss), net(6)	51,346
Equity method earnings	(1,409)
Equity method earnings—carried interest	(123)
Income tax benefit (expense)	(9,384)
Income (loss) from discontinued operations(7)	21,369
Non-pro rata allocation of income (loss) to NCI	411
Net income attributable to common interests in OP and common stockholders	(315,620)
Real estate depreciation and amortization	1,722
(Gains) and losses from sales of businesses and impairment write-downs associated with the Investment Management segment(5)	387,000
Equity-based compensation expense	3,815
Straight-line rent revenue and expense	278
Amortization of deferred financing costs and debt premiums and discounts	92
Unrealized fair value losses on interest rate and foreign currency hedges, and foreign currency remeasurements	8
Acquisition and merger-related transaction costs	101
Restructuring and merger integration costs(3)	13,297
Amortization and impairment of investment management intangibles(4)	65,158
Non-real estate depreciation and amortization	45
Gain on consolidation of equity method investment(6)	(51,400)
Tax effect of Core FFO adjustments, net	(4,286)
Core FFO	$100,210

Colony Capital | Supplemental Financial Report	44

Xa. Investment Management - Summary Metrics

Notes:

(1)	The Company acquired Digital Bridge Holdings on July 25, 2019 and recognized fee revenue for the period between July 26, 2019 through September 30, 2019.

(2)	Includes $3.8 million of quarterly base management fees plus a $43 million termination fee and $22 million incentive fee resulting from the termination of the Company’s management agreement with NRE.

(3)
During the third quarter 2019, the Company’s Consolidated Statement of Operations included approximately $26 million of one-time compensation costs, which represent the acceleration of NRE equity awards held by certain employees and other cash compensation paid by NRE to certain employees. The full amount of these compensation costs were paid by NRE; as a result, a corresponding $26 million offset was recorded in Other Income. In addition, the Company was responsible for severance payments to certain employees dedicated to NRE’s business of $13 million, which was added back to the Company's net loss to calculate Core FFO.

(4)
Net loss included $53 million of accelerated amortization of investment management intangibles related to the termination of NRE’s management agreement which is added back to the Company's net loss to calculate Core FFO.

(5)
Represents a $387 million reduction to goodwill as a result of the pending sale of the Industrial platform and real estate portfolio and the decrease in management fees from CLNC resulting from its reduced fee base, in connection with its portfolio bifurcation. The reduction of goodwill is added back to the Company's net loss to calculate Core FFO.

(6)
Net loss included a $51 million gain from the remeasurement of our 50% interest in the manager of the $4 billion Digital Colony Partners fund resulting from the acquisition of DBH. The remeasurement gain is excluded in the calculation of Core FFO.

(7)
As of September 30, 2019, the Company's light industrial portfolio and related operating platform were under contract for sale. Accordingly, for all current and prior periods presented, the related operating results are presented as income from discontinued operations on the consolidated statement of operations. During the third quarter 2019, the Company recognized a net $18 million of unrealized carried interest accrual related to the anticipated sale of the industrial portfolio.

Colony Capital | Supplemental Financial Report	45

Xb. Investment Management – Assets Under Management

($ in millions, except as noted; as of September 30, 2019, unless otherwise noted)
Segment	Products (FEEUM)	Description	AUM CLNY OP Share	FEEUM CLNY OP Share		Fee Rate

Digital Infrastructure	• Digital Bridge Holdings ($7.1 billion)	• Leading global investment manager of digital infrastructure assets including cell towers, small cells, fiber and data centers • Manages and operates nine global portfolio companies	$13,796	$7,082		1.0%
Institutional Funds	• Credit ($2.4 billion) • Core plus / value-added ($0.1 billion) • Opportunistic ($0.5 billion) • Colony Industrial ($2.1 billion) • Colony Latam Partners ($0.5 billion) • Other co-investment vehicles ($1.4 billion)	• 27 years of institutional investment management experience • Sponsorship of private equity funds and vehicles earning asset management fees and performance fees • More than 300 investor relationships • Colony Industrial Open-End Fund	10,601	7,021.8%
Public Company	• Colony Credit Real Estate, Inc. ($3.0 billion)	• NYSE-listed credit focused REIT • Contract with base management fees with potential for incentive fees	3,522	3,010	(1)	1.5%
Retail Companies	• NorthStar Healthcare ($1.3 billion)(2) • CC Real Estate Income Funds(3)(4)	• Manage public non-traded vehicles earning asset management and performance fees	3,440	1,364	(2)	1.5%
Non-Wholly Owned REIM Platforms	• RXR Realty • American Healthcare Investors • Hamburg Trust	• CLNY recognizes at-share earnings from underlying non-wholly owned REIM platforms • 27% investment in RXR Realty, a real estate owner, developer and investment management company with $20 billion of AUM • 43% investment in American Healthcare Investors, a healthcare investment management firm and sponsor of non-traded vehicles with $3 billion of AUM	7,952	3,934		N/A
Total			$39,311	$22,411
Notes:

(1)
Subsequent to the third quarter 2019, the Company and CLNC revised the terms of the management agreement in connection with CLNC's portfolio bifurcation and related impairments, which will result in the reduction of the fee base by accumulated unrealized provisions for loan losses and real estate impairments. Such reduction will be effective during the fourth quarter 2019 and result in the decrease of the Company's FEEUM to $2.2 billion.

(2)	FEEUM of NorthStar Healthcare Income represents its most recently published Net Asset Value.

(3)	CC Real Estate Income Funds represents a master/feeder structure and pools investor capital raised through three feeder funds.

(4)
In February 2019, the board of directors of CC Real Estate Income Fund approved a plan to dissolve, liquidate and terminate CCREIF and distribute the net proceeds of such liquidation to its shareholders. There is no assurances to the timing or completion of the liquidation.

Colony Capital | Supplemental Financial Report	46

APPENDICES

Colony Capital | Supplemental Financial Report	47

XIa. Appendices - Definitions

Assets Under Management (“AUM”)
Assets for which the Company and its affiliates provide investment management services, including assets for which the Company may or may not charge management fees and/or performance allocations. AUM is based on reported gross undepreciated carrying value of managed investments as reported by each underlying vehicle at September 30, 2019. AUM further includes a) uncalled capital commitments and b) includes the Company’s pro-rata share of each affiliate non wholly-owned real estate investment management platform’s assets as presented and calculated by the affiliate. Affiliates include RXR Realty LLC, American Healthcare Investors and Hamburg Trust. The Company's calculations of AUM may differ materially from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers.

CLNY Operating Partnership (“CLNY OP”)
The operating partnership through which the Company conducts all of its activities and holds substantially all of its assets and liabilities. CLNY OP share excludes noncontrolling interests in investment entities.

Fee-Earning Equity Under Management (“FEEUM”)
Equity for which the Company and its affiliates provides investment management services and derives management fees and/or performance allocations. FEEUM generally represents a) the basis used to derive fees, which may be based on invested equity, stockholders’ equity, or fair value pursuant to the terms of each underlying investment management agreement and b) the Company’s pro-rata share of fee bearing equity of each affiliate as presented and calculated by the affiliate. Affiliates include RXR Realty LLC, American Healthcare Investors and Hamburg Trust. The Company's calculations of FEEUM may differ materially from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers.

Healthcare same store portfolio: defined as properties in operation throughout the full periods presented under the comparison and included 371 properties in the comparisons. Properties acquired or disposed during these periods are excluded for the same store portfolio.

Light Industrial same store portfolio: consisted of 311 buildings. The same store light industrial portfolio is defined once a year at the beginning of the current calendar year and includes buildings that were owned and stabilized throughout the entirety of both the current and prior calendar years. Properties acquired or disposed of after the same store portfolio is determined are excluded. Stabilized properties are defined as properties owned for more than one year or are greater than 90% leased. Light industrial same store NOI excludes lease termination fee revenue.

Hospitality same store portfolio: defined as hotels in operation throughout the full periods presented under the comparison and included 158 hotels.

NOI: Net Operating Income. NOI for the Company's real estate segments represents total property and related income less property operating expenses, adjusted for the effects of (i) straight-line rental income adjustments; (ii) amortization of acquired above- and below-market lease adjustments to rental income; and (iii) other items such as adjustments for the Company’s share of NOI of unconsolidated ventures.

NOI before FF&E Reserve: For our hospitality real estate segment, NOI before FF&E Reserve represents NOI before the deduction of reserve contributions for the repair, replacement and refurbishment of furniture, fixtures, and equipment ("FF&E"), which are typically 4% to 5% of revenues, and required under certain debt agreements and/or franchise and brand-managed hotel agreements.

Colony Capital | Supplemental Financial Report	48

XIa. Appendices - Definitions

Earnings Before Interest, Tax, Depreciation, Amortization and Rent (“EBITDAR”)
Represents earnings before interest, taxes, depreciation, amortization and rent for facilities accruing to the tenant/operator of the property (not the Company) for the period presented. The Company uses EBITDAR in determining TTM Lease Coverage for triple-net lease properties in its Healthcare Real Estate segment. EBITDAR has limitations as an analytical tool. EBITDAR does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, EBITDAR does not represent a property's net income or cash flow from operations and should not be considered an alternative to those indicators. The Company utilizes EBITDAR as a supplemental measure of the ability of the Company's operators/tenants to generate sufficient liquidity to meet related obligations to the Company.

TTM Lease Coverage
Represents the ratio of EBITDAR to recognized cash rent for owned facilities on a trailing twelve month basis. TTM Lease Coverage is a supplemental measure of a tenant’s/operator’s ability to meet their cash rent obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDAR.

ADR: Average Daily Rate

RevPAR: Revenue per Available Room

UPB: Unpaid Principal Balance

PCI: Purchased Credit-Impaired

REIM: Real Estate Investment Management

Colony Capital | Supplemental Financial Report	49

XIb. Appendices - Reconciliation of Net Income (Loss) to NOI

($ in thousands; for the three months ended September 30, 2019)
NOI Determined as Follows	Healthcare	Industrial	Hospitality	Other Equity and Debt—Net Lease Properties
Total revenues	$136,091	$98,642	$218,378	$3,286
Straight-line rent revenue and amortization of above- and below-market lease intangibles	1,235	(4,518)	314	(885)
Interest income	—	(240)	—	—
Other income	—	—	(69)	—
Property operating expenses(1)	(66,042)	(26,051)	(141,235)	(1,309)
Compensation and administrative expense(1)	—	(1,042)	—	—
NOI(2)	$71,284	$66,791	$77,388	$1,092

Reconciliation of Net Income (Loss) from Continuing Operations to NOI
	Healthcare	Industrial	Hospitality
Income (loss)	$(112,554)	$38,981	$(34,365)
Adjustments:
Straight-line rent revenue and amortization of above- and below-market lease intangibles	1,235	(4,518)	314
Interest income	—	(240)	—
Interest expense	46,029	21,130	40,641
Transaction, investment and servicing costs	1,009	54	1,728
Depreciation and amortization	38,998	12,342	36,133
Impairment loss	92,885	—	31,555
Compensation and administrative expense	2,537	3,832	1,658
Gain on sale of real estate	(833)	(4,675)	—
Other (gain) loss, net	2,544	12	37
Other income	—	—	(69)
Income tax (benefit) expense	(566)	(127)	(244)
NOI(2)	$71,284	$66,791	$77,388

Notes:

(1)
For healthcare and hospitality, property operating expenses includes property management fees paid to third parties. For industrial, there are direct costs of managing the portfolio which are included in compensation expense.

(2)	For hospitality, NOI is before FF&E Reserve.

Colony Capital | Supplemental Financial Report	50

XIb. Appendices - Reconciliation of Net Income (Loss) to NOI (cont’d)

($ in thousands; for the three months ended September 30, 2019)
Reconciliation of Net Income from Continuing Operations of Other Equity and Debt Segment to NOI of Net Lease Real Estate Equity
Other Equity and Debt
Income from continuing operations	$(5,160)
Adjustments:
Property operating income of other real estate equity	(105,587)
Straight-line rent revenue and amortization of above- and below-market lease intangibles for net lease real estate equity	(885)
Interest income	(38,734)
Fee and other income	(3,530)
Property operating expense of other real estate equity	65,765
Interest expense	27,428
Transaction, investment and servicing costs	8,211
Depreciation and amortization	17,152
Provision for loan loss	17,233
Impairment loss	53,459
Compensation and administrative expense	5,904
Gain on sale of real estate assets	(7,391)
Other loss, net	1,709
Earnings of investments in unconsolidated ventures	(35,587)
Income tax expense	1,105
NOI of net lease real estate equity	$1,092

Colony Capital | Supplemental Financial Report	51

XIc. Appendices - Industrial Real Estate Segment Held For Sale

($ in thousands, except per share data) (unaudited)	As of September 30, 2019
Assets
Restricted cash	3,267
Real estate, net	4,240,742
Goodwill	20,000
Deferred leasing costs and intangible assets, net	148,518
Other assets	75,015
Total assets	$4,487,542
Liabilities
Debt, net	$2,131,497
Accrued and other liabilities	108,041
Intangible liabilities, net	12,577
Total liabilities	2,252,115

Colony Capital | Supplemental Financial Report	52

XIc. Appendices - Industrial Real Estate Segment Discontinued Operations

($ in thousands) (unaudited)	Three Months Ended September 30, 2019
Revenues
Property operating income	$97,188
Interest income	240
Other income	1,214
Total revenues	98,642
Expenses
Property operating expense	26,051
Interest expense	21,130
Investment and servicing expense	54
Depreciation and amortization	12,342
Compensation expense
Cash and equity-based compensation	3,914
Administrative expenses	960
Total expenses	64,451
Other income (loss)
Gain on sale of real estate assets	4,675
Other gain (loss), net	(12)
Income (loss) before income taxes	38,854
Income tax benefit (expense)	127
Income (loss) from continuing operations	38,981
Net income (loss)	38,981
Net income (loss) attributable to noncontrolling interests:
Investment entities	27,728
Operating Company	990
Net income (loss) attributable to Colony Capital, Inc.	10,263
Net income (loss) attributable to common stockholders	$10,263

Colony Capital | Supplemental Financial Report	53